Exhibit 99.2

RICHLAND STATE BANCORP.
CONDENSED CONSOLIDATED BALANCE SHEET

UNAUDITED

	9/30/2018	9/30/2017
Assets
Cash and cash equivalents	$24,672	$20,427
Held-to-maturity investment securities	28,441	31,183
Available-for sale investment securities	40,023	33,766
Loans, net of uneared income	200,721	199,888
Allowance for loan losses	(1,787)	(1,596)
Net loans	198,934	198,292
Premises and equipment (net)	4,734	4,307
Bank owned life insurance	7,236	7,502
Other real estate owned	623	453
Other assets	2,206	1,874
Total assets	$306,869	$297,804
Liabilities
Non-interest-bearing	$63,168	$65,158
Interest bearing	205,416	186,166
Total deposits	268,584	251,324
Borrowings	-	10,000
Other liabilities	3,150	3,019
Total liabilites	271,734	264,343
Equity
Common stock	493	487
Surplus	355	103
Retained earnings	35,270	32,705
Accumulated other comprehensive income	(983)	166
Total shareholders' equity	35,135	33,461
Total liabilities and shareholders' equity	$306,869	$297,804

RICHLAND STATE BANCORP.
CONDENSED CONSOLIDATED INCOME STATEMENT

UNAUDITED

	For the nine months ended
	9/30/2018	9/30/2017
Total interest income	$10,369	$9,681
Total interest expense	917	648
Net interest income	9,452	9,033
Provision for loan losses	170	270
Non-interest income	2,310	1,623
Non-interest expense	7,949	7,648
Merger-related expense	118	-
Net income before taxes	3,525	2,738
Income tax expenses (benefit)	-	-
Net income	$3,525	$2,738